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                                                                     Exhibit 3-B

                                                                          PAGE 1

                               State of Delaware

                        Office of the Secretary of State

                        --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ZILA, INC.", FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF APRIL, A.D. 1998, AT 2 O'CLOCK P.M.




                    [SEAL]              /s/ Edward J. Freel
                                            ------------------------------------
                                            Edward J. Freel, Secretary of State

2142913  8100                               AUTHENTICATION: 9027694

981143396                                             DATE: 04-15-98

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                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION

     ZILA, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of ZILA, INC. (the "Corporation") on February 26, 1998, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be considered at the next special meeting of the stockholders of the Corporation. The resolutions setting forth the proposed amendment are as follows:

     RESOLVED, that Paragraph 1 of Article 4 of the Corporation's Certificate of Incorporation be, and hereby is, amended in its entirety to read as follows:

     4. The total number of shares of capital stock which the Corporation shall have authority to issue is 67,500,000, divided into 65,000,000 shares of common stock of the par value $.001 per share and 2,500,000 shares of preferred stock of the par value of $.001 per share.

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of the Corporation was duly called and held on April 14, 1998 upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
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     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Zila, Inc. has caused this certificate to be signed by Joseph Hines, its President, this 14 day of April, 1998.


                                             Zila, Inc., a Delaware corporation
                                             ----------------------------------


                                             By  /s/ Joseph Hines
                                                 ------------------------------
                                                 Joseph Hines, President




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